UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

DGB Investment, Inc.

Douglas Bergeron Qualified Personal Residence Trust

Bergeron Nieces and Nephews Trust

DOUGLAS G. BERGERON

Anna Brockway

Kristine E. Miller

Stephen Oblak

Stefanie Tsen Ward

Jennifer m. harrison

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DGB Investment, Inc. (“DGB Investment”), Douglas G. Bergeron and the other participants named herein (collectively, “DGB”) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Ethan Allen Interiors Inc., a Delaware corporation.

Item 1: On October 28, 2026, DGB issued the following press release:

Doug Bergeron Identifies Proven Retail Operator Stefanie Tsen Ward as Interim CEO Candidate for Ethan Allen

Ms. Ward Brings a Track Record of Modernizing Iconic Retail Brands Through the Integration of Digital and In-Store Experiences and is Prepared to Lead Ethan Allen from Day One

Shareholders Should Not Empower the Incumbent Board to Select Ethan Allen’s Next CEO After Failing to Undertake Meaningful Succession Planning Until Faced with a Contested Election

Mr. Bergeron Urges Shareholders to Vote the WHITE Proxy Card “FOR” All Five Director Nominees Ahead of the November 4 Annual Meeting

PARK CITY, Utah--(BUSINESS WIRE)--Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of approximately 5.2% of Ethan Allen’s outstanding common stock, today announced that his director nominees, if elected, intend to recommend that the Company’s Board of Directors (the “Board”) appoint Stefanie Tsen Ward as interim Chief Executive Officer of Ethan Allen following the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Ward is one of Mr. Bergeron’s five existing director nominees seeking election at the Annual Meeting.

Ms. Ward is a seasoned operating executive with deep experience at leading global luxury retail brands. Most recently, as Chief Integrated Retail and Customer Officer at Neiman Marcus Group, she led the $4.5 billion retailer’s transformation into a more profitable, customer-led omnichannel enterprise, overseeing approximately 70% of total company revenue, more than 40 stores and 6,000 associates. During her tenure, she restored customer growth and improved store level profitability, while also scaling Neiman Marcus’ associate-led remote selling into a $1 billion business. She previously held senior roles at Sephora, where she oversaw in-store digital tools and omnichannel services, and at Louis Vuitton, where she served as General Manager of Canada.

Consistent with Mr. Bergeron’s plan to transition leadership and restore profitable growth at Ethan Allen, if his slate is elected, Ms. Ward would assume responsibility for day-to-day operations immediately following the 2026 Annual Meeting, while the reconstituted Board executes a disciplined first 100-day plan focused on validating the key assumptions and economics underlying the Company’s strategic direction and completing a rigorous search for a permanent CEO. Ms. Ward would work in close partnership with Mr. Bergeron, whose experience as a public company CEO and operator would complement her deep retail expertise. As previously announced, Ethan Allen’s Chairman, President and CEO Farooq Kathwari would be offered a non-voting advisory role as Chairman Emeritus during the planned leadership transition.

Mr. Bergeron commented, “Stefanie has spent her career driving multi-billion-dollar P&Ls, overseeing thousands of employees, and modernizing iconic retail brands through the integration of digital and in-store experiences – precisely the expertise required to revitalize Ethan Allen. She knows the Company, she knows our plan, and she is prepared to lead from day one. Stefanie is an exceptionally qualified interim CEO candidate who is equipped to do right by Ethan Allen’s shareholders and employees.

“Notably, all three leading independent proxy advisory firms have recommended removing Farooq Kathwari from the Board and raised serious concerns about Ethan Allen’s leadership and oversight. Yet under the incumbent Board’s plan, Mr. Kathwari would remain CEO until mid-2027 and on the Board thereafter. The same directors who failed to hold him accountable for years of declining performance and only initiated a CEO search after our campaign began would select his successor. After years of underperformance and reactive succession planning, shareholders should not be asked to entrust Ethan Allen’s future to the same leadership structure that has failed them. From November 4, our nominees would serve as a highly engaged Board, ensuring continuity while delivering early wins in our customer-first transformation. Each of us is ready to roll up our sleeves and support Stefanie and the entire Ethan Allen team.”

Ms. Ward added, “Ethan Allen is an iconic American brand with incredibly talented associates and a heritage of craftsmanship few furniture companies can match. My priority from day one will be execution: connecting the Company’s design centers and digital channels into a seamless customer experience, empowering our associates with the tools to deliver, and holding the business accountable for profitable growth. I am proud to have the confidence of Doug and my fellow director nominees, and I am ready to work alongside the Company’s leadership team, design center teams, and manufacturing workforce to restore this great brand for employees, customers, and shareholders.”

Mr. Bergeron and his nominees have outlined a disciplined first 100-day plan designed to ensure operational continuity, establish clear accountability and lay the foundation for sustained profitable growth. As interim CEO, Ms. Ward would oversee day-to-day operations and collaborate with a temporary Strategy and Transformation Committee comprising all five directors, with priorities including:

•	Ensuring stability across all business functions, building on the Company’s existing operational leadership while assessing where capabilities need to be strengthened;

•	Establishing the facts, setting priorities and moving quickly on the highest-confidence actions;
•	Challenging the status quo across customer, brand, product, digital, stores, manufacturing, technology, talent and capital allocation;
•	Setting clear owners, KPIs and milestones for each initiative and demanding results; and
•	Giving the Board full access to the Company’s people, data and economics to define the mandate for the permanent CEO.

Additional materials related to Mr. Bergeron’s campaign, including video interviews with his five director candidates, may be found at www.EthanAllenGrowth.com. Shareholders are encouraged to follow the campaign’s LinkedIn and X pages to stay informed in real time.

PROTECT YOUR INVESTMENT. RENEW AN AMERICAN ICON. VOTE FOR ALL FIVE DGB NOMINEES ON THE WHITE UNIVERSAL PROXY CARD TODAY

Shareholders with questions on how to vote their shares may visit www.EthanAllenGrowth.com/How-To-Vote.

ADDITIONAL INFORMATION

DGB Investment, Inc. and Douglas G. Bergeron, together with the other participants in their solicitation (collectively, “DGB”), have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in DGB’s proxy solicitation. These materials and other materials filed by DGB with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by DGB with the SEC are also available, without charge, by directing a request to DGB’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

Contacts

Media Contact:
DGB@gasthalter.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 2: Also on October 28, 2026, DGB sent an email to subscribers of www.EthanAllenGrowth.com, which is included below:

Doug Bergeron Identifies Proven Retail Operator Stefanie Tsen Ward as Interim CEO Candidate for Ethan Allen

Ms. Ward Brings a Track Record of Modernizing Iconic Retail Brands Through the Integration of Digital and In-Store Experiences and is Prepared to Lead Ethan Allen from Day One

Shareholders Should Not Empower the Incumbent Board to Select Ethan Allen’s Next CEO After Failing to Undertake Meaningful Succession Planning Until Faced with a Contested Election

Mr. Bergeron Urges Shareholders to Vote the WHITE Proxy Card “FOR” All Five Director Nominees Ahead of the November 4 Annual Meeting

PARK CITY, Utah--(BUSINESS WIRE)--Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of approximately 5.2% of Ethan Allen’s outstanding common stock, today announced that his director nominees, if elected, intend to recommend that the Company’s Board of Directors (the “Board”) appoint Stefanie Tsen Ward as interim Chief Executive Officer of Ethan Allen following the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Ward is one of Mr. Bergeron’s five existing director nominees seeking election at the Annual Meeting.

Ms. Ward is a seasoned operating executive with deep experience at leading global luxury retail brands. Most recently, as Chief Integrated Retail and Customer Officer at Neiman Marcus Group, she led the $4.5 billion retailer’s transformation into a more profitable, customer-led omnichannel enterprise, overseeing approximately 70% of total company revenue, more than 40 stores and 6,000 associates. During her tenure, she restored customer growth and improved store level profitability, while also scaling Neiman Marcus’ associate-led remote selling into a $1 billion business. She previously held senior roles at Sephora, where she oversaw in-store digital tools and omnichannel services, and at Louis Vuitton, where she served as General Manager of Canada.

Consistent with Mr. Bergeron’s plan to transition leadership and restore profitable growth at Ethan Allen, if his slate is elected, Ms. Ward would assume responsibility for day-to-day operations immediately following the 2026 Annual Meeting, while the reconstituted Board executes a disciplined first 100-day plan focused on validating the key assumptions and economics underlying the Company’s strategic direction and completing a rigorous search for a permanent CEO. Ms. Ward would work in close partnership with Mr. Bergeron, whose experience as a public company CEO and operator would complement her deep retail expertise. As previously announced, Ethan Allen’s Chairman, President and CEO Farooq Kathwari would be offered a non-voting advisory role as Chairman Emeritus during the planned leadership transition.

Mr. Bergeron commented, “Stefanie has spent her career driving multi-billion-dollar P&Ls, overseeing thousands of employees, and modernizing iconic retail brands through the integration of digital and in-store experiences – precisely the expertise required to revitalize Ethan Allen. She knows the Company, she knows our plan, and she is prepared to lead from day one. Stefanie is an exceptionally qualified interim CEO candidate who is equipped to do right by Ethan Allen’s shareholders and employees.

“Notably, all three leading independent proxy advisory firms have recommended removing Farooq Kathwari from the Board and raised serious concerns about Ethan Allen’s leadership and oversight. Yet under the incumbent Board’s plan, Mr. Kathwari would remain CEO until mid-2027 and on the Board thereafter. The same directors who failed to hold him accountable for years of declining performance and only initiated a CEO search after our campaign began would select his successor. After years of underperformance and reactive succession planning, shareholders should not be asked to entrust Ethan Allen’s future to the same leadership structure that has failed them. From November 4, our nominees would serve as a highly engaged Board, ensuring continuity while delivering early wins in our customer-first transformation. Each of us is ready to roll up our sleeves and support Stefanie and the entire Ethan Allen team.”

Ms. Ward added, “Ethan Allen is an iconic American brand with incredibly talented associates and a heritage of craftsmanship few furniture companies can match. My priority from day one will be execution: connecting the Company’s design centers and digital channels into a seamless customer experience, empowering our associates with the tools to deliver, and holding the business accountable for profitable growth. I am proud to have the confidence of Doug and my fellow director nominees, and I am ready to work alongside the Company’s leadership team, design center teams, and manufacturing workforce to restore this great brand for employees, customers, and shareholders.”

Mr. Bergeron and his nominees have outlined a disciplined first 100-day plan designed to ensure operational continuity, establish clear accountability and lay the foundation for sustained profitable growth. As interim CEO, Ms. Ward would oversee day-to-day operations and collaborate with a temporary Strategy and Transformation Committee comprising all five directors, with priorities including:

•	Ensuring stability across all business functions, building on the Company’s existing operational leadership while assessing where capabilities need to be strengthened;
•	Establishing the facts, setting priorities and moving quickly on the highest-confidence actions;
•	Challenging the status quo across customer, brand, product, digital, stores, manufacturing, technology, talent and capital allocation;
•	Setting clear owners, KPIs and milestones for each initiative and demanding results; and
•	Giving the Board full access to the Company’s people, data and economics to define the mandate for the permanent CEO.

Additional materials related to Mr. Bergeron’s campaign, including video interviews with his five director candidates, may be found at www.EthanAllenGrowth.com. Shareholders are encouraged to follow the campaign’s LinkedIn and X pages to stay informed in real time.

PROTECT YOUR INVESTMENT. RENEW AN AMERICAN ICON. VOTE FOR ALL FIVE DGB NOMINEES ON THE WHITE UNIVERSAL PROXY CARD TODAY

Shareholders with questions on how to vote their shares may visit www.EthanAllenGrowth.com/How-To-Vote.

ADDITIONAL INFORMATION

DGB Investment, Inc. and Douglas G. Bergeron, together with the other participants in their solicitation (collectively, “DGB”), have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in DGB’s proxy solicitation. These materials and other materials filed by DGB with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by DGB with the SEC are also available, without charge, by directing a request to DGB’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

Contacts

Media Contact:
DGB@gasthalter.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 3: Also on October 28, 2026, DGB posted the following materials on LinkedIn and X.com:

Ethan Allen Growth
91 followers
56m • Edited •

Today, Doug Bergeron identified Stefanie Tsen Ward, a proven retail operator and one of his five director nominees, as his candidate to serve as interim CEO of Ethan Allen if his slate is elected at the November 4 Annual Meeting.

Stefanie has held senior leadership roles at Louis Vuitton, Sephora and, most recently, Neiman Marcus, where as Chief Integrated Retail and Customer Officer she led the $4.5 billion retailer's omnichannel transformation, restored customer growth and scaled associate-led remote selling into a $1 billion business. She knows the Company, she knows our plan, and she is prepared to lead from day one.

All three leading proxy advisory firms have recommended voting Farooq Kathwari, current CEO and Chairman, off of the Board. Yet under the incumbent Board's plan, he would remain CEO until mid-2027, and the same directors who only began a CEO search after our campaign launched would select his successor. We believe shareholders should not entrust Ethan Allen's future to the leadership structure that has failed them, and we think electing all five of our nominees is necessary to deliver the change all three independent proxy advisory firms agree is needed.

Read more here and learn more about Stefanie below: https://lnkd.in/eWADKrT8

Vote the WHITE universal proxy card FOR Doug Bergeron, Anna Brockway, Kris Miller, Steve Oblak and Stefanie Tsen Ward before the November 4 Annual Meeting.

#EthanAllenGrowth #ETD

2:03
1x

Stefanie Tsen Ward in • 2nd
Chief Customer and Retail Officer | Transformation Leader | Cultur...
2m

+ Follow ···

As a current board director nominee, I'm honored that Doug Bergeron and my fellow director nominees intend to recommend me as interim CEO of Ethan Allen if we are elected on November 4.

I've spent my career helping heritage brands connect stores, people and digital into one customer experience. If elected, I would assume responsibility for day-to-day operations while we search for a permanent CEO.

My priority from day one at Ethan Allen would be to confirm the company's inherent strengths and connect them to the way customers shop today via a disciplined first 100-day operating plan. That includes embracing Ethan Allen's talented associates and giving them the tools to succeed, while holding all of us accountable for results.

Read more below, and vote the WHITE universal proxy card FOR all five of our nominees! Doug Bergeron Anna Brockway Steve Oblak Kris Miller Stefanie Tsen Ward

Ethan Allen Growth
2h • Edited

Today, Doug Bergeron identified Stefanie Tsen Ward, a proven retail operator and one of his five director nominees, as his candidate to serve as interim CEO of Ethan Allen if his slate is elected at the November 4 Annual Meeting.... more

Item 4: Also on October 28, 2026, DGB posted the following material to www.EthanAllenGrowth.com: